Exhibit 28(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation in this Registration Statement of Copley Fund, Inc. on Form N-1A (SEC Registration Number 2-60951) of our report dated April 29, 2009, appearing in the Annual Report on Form N-CSR of Copley Fund, Inc. as of and for the year ended February 28, 2009.


/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
August 19, 2010